Exhibit 99.4

EON Resources Inc. NYSE American: EONR Corporate Slide Presentation May 2025

Disclaimer • This presentation of EON Resources Inc. (“EON” or the “Company”) shall not constitute a “solicitation” as defined in Rule 14a - 1 of the Securities Exchange Act of 1934, as amended. • This presentation is not an offer, or a solicitation of an offer, to buy or sell any investment or other specific product. Any offering of securities (the “Securities”) will not be registered under the Securities Act of 1933, as amended (the “Act”), and will be offered as a private placement to a limited number of institutional “accredited investors” as defined in Rule 501(a)(1), (2), (3) or (7) under the Act or “qualified institutional buyers” as defined in Rule 144A under the Act. Accordingly, the Securities must continue to be held unless the Securities are registered under the Act or a subsequent disposition is exempt from the registration requirements of the Act. Investors should consult with their legal counsel as to the applicable requirements for a purchaser to avail itself of any exemption under the Act. The transfer of the Securities may also be subject to conditions set forth in an agreement under which they are to be issued. Investors should be aware that they might be required to bear the final risk of their investment for an indefinite period of time. EON is not making an offer of the Securities in any state where the offer is not permitted. • The information in this presentation may not be complete and may be changed at any time. Before you invest in the Company’s securities, you should read the documents the Company has filed or may file with the SEC for more complete information about the Company. Copies of any such filing may be obtained for free by visiting the SEC website at www.sec.gov. Filings by EON with the SEC may also be viewed through links on the EON website at EON - R.com. • This presentation is not intended to form the basis of any investment decision by the recipient and does not constitute investment, tax or legal advice. No representation or warranty, express or implied, is or will be given by the Company or any of its affiliates, directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information in this presentation or any other written, oral or other communications transmitted or otherwise made available to any party and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. Accordingly, none of the Company or any of its affiliates, directors, officers, employees or advisers or any other person shall be liable for any direct, indirect or consequential loss or damages suffered by any person as a result of relying on any statement in or omission from this presentation and any such liability is expressly disclaimed. • The financial information and data contained in this presentation is unaudited and does not conform to Regulation S - X promulgated by the SEC. Accordingly, such information and date may not be included in, may be adjusted in, or may be presented differently in, any proxy statement, prospectus or other report or document to be filed or furnished by EON with the SEC. Certain financial measures in this presentation are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”). These non - GAAP financial measures are in addition to, and not as a substitute for or superior to measures of financial performance prepared in accordance with GAAP. There are a number of limitations related to the use of these non - GAAP financial measures as compared to their nearest GAAP equivalents. For example, other companies may calculate non - GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of the non - GAAP financial measures herein as tools for comparison. • Certain statements contained in this presentation relate to the historical experience of our management team. An investment in the Company is not an investment in any of our management team’s past investments, companies or funds affiliated with them. The historical results of these persons, investments, companies, funds or affiliates is not necessarily indicative of future performance of the Company. • This Presentation may contain estimated or projected financial information, including, without limitation, EON’s projected revenue, gross operating profit, income before taxes and EBITDA for calendar years 2024, 2025, and 2026. Such estimated or projected financial information constitutes forward - looking information and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such estimated or projected financial information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. See “Forward - Looking Statements” below. Actual results may differ materially from the results contemplated by the estimated or projected financial information contained in this presentation, and the inclusion of such information in this presentation should not be regarded as a representation by any person that the results reflected in such estimates and projections will be achieved. The independent registered public accounting firm of EON did not audit, review, compile, or perform any procedures with respect to the estimates or projections for the purpose of their inclusion in this presentation, and accordingly, did not express an opinion or provide any other form of assurance with respect thereto for the purpose of this presentation. 2

Disclaimer • Forward - Looking Statements • Statements in this presentation which are not statements of historical fact are “forward - looking statements” . Our forward - looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future . In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward - looking statements . The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward - looking statements, but the absence of these words does not mean that a statement is not forward - looking . All statements other than statements of historical fact included in this presentation are forward - looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks and uncertainties, and may include projections of our future financial performance based on our growth strategies, business plans and anticipated trends in our business . These forward - looking statements, are only predictions based on our current expectations and projections about future events . There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance, targets, goals or achievements expressed or implied in the forward - looking statements . These factors include, but are not limited to, those discussed in our Annual Report on Form 10 - K under Item 1 A “Risk Factors,” and also discussed from time to time in our quarterly reports on Form 10 - Q, current reports on Form 8 - K, proxy statements, and other SEC filings including the following : (1) the financial and business performance of the Company, (2) the Company’s abilities to execute its business strategies, (3) the level of production on our properties, (4) overall and regional supply and demand factors, delays, or interruptions of production, (5) competition in the oil and natural gas industry, (6) risks associated with the drilling and operation of crude oil and natural gas wells, including uncertainties with respect to identified drilling locations and estimates of reserves, and (7) the effect of existing and future laws and regulatory actions, including federal and state legislative and regulatory initiatives relating to hydraulic fracturing and environmental matters, including climate change . These forward - looking statements are based on the information available to, and the expectations and assumptions deemed reasonable by, the Company at the time this presentation was prepared . Although the Company believes that the assumptions underlying such statements are reasonable, it cannot give assurance that they will be attained . We undertake no obligation to update or revise any forward - looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law . You are cautioned not to place undue reliance upon any forward - looking statements, which speak only as of the date made . EON undertakes no commitment to update or revise the forward - looking statements, whether as a result of new information, future events or otherwise, except as may be required by law . • In preparing this presentation, the Company has substantially and materially relied on the Evaluations of Certain Oil and Gas Properties ("reserve reports") rendered by William M . Cobb & Associates, Inc . ("Cobb"), an unrelated third party that had previously been engaged and compensated by EON concerning the oil and gas assets owned by EON including, without limitation, the proved reserves and future income as of the date of the Cobb reserve reports, the most recent reflecting values as of December 31 , 2023 . 3

Investment Highlights Plentiful Asset: 956 million barrels of OOIP – expect to triple proven reserves in next 3 - 4 years Increasing Production: Production expected to increase by 1,000 bbl/day in next 24 months Operation Excellence: Strategy to reduce lifting costs Capital Efficient: Oil Rich + Waterflooding Extraction + Existing Wells = Lower Cap - ex Lower Risk: Responsible hedging, shallower drilling, best - in - class team and partner network Value: Early phases of field development creates an optimal entry point for new investors 4

EON Oil Potential is Huge The oil and gas quantities of the original - oil - in - place (“OOIP”), reserves and potential recovery are all based on reports and letters from our third - party engineering firm William M. Cobb & Associates, Inc. Specifically, the reserve report as of December 31, 2024 dated March 17, 2025, and the letter on remaining potential in the Grayburg - San Andres intervals dated July 22, 2022. 5

Growth Strategy

Five Strategic Priorities Build Team and Public Company Build Team and Public Company Optimize Production Optimize Production Reduce Operating Cost Reduce Operating Cost Enhance Capital Efficiencies Enhance Capital Efficiencies Build a Portfolio of Energy Assets Build a Portfolio of Energy Assets Experienced Oil & Gas industry professionals with a strong network Potential untapped reserves in our 956 million of OOIP Opportunity to drive supply and equipment costs down Significant reserves can be tapped with existing well Permian Basin is hot market with over 100 billion of recent M&A activity 7

The Team Dante Caravaggio CEO & Director Mitchell B. Trotter CFO & Director David M. Smith, Esq. VP, General Counsel Jesse J. Allen VP of Operations • 40+ years of experience in the oil and gas industry. • Executive and program management positions with Kellogg Brown and Root, Parsons Corp, Jacobs Engineering and Sun Oil. • BS and MS in Petroleum Engineering from University of Southern California and MBA from Pepperdine University. • 40 + years of experience in various controller and CFO roles . • Managed up to 400 plus staff across six continents supporting global operations with clients in multiple industries across private, semi - public and public sectors . • BS Accounting from Virginia Tech and MBA from Virginia Commonwealth University. • Licensed attorney in Texas with 40+ years of experience in the legal field of oil and gas exploration and production. • Transactional and litigation experience in oil and gas, real estate, bankruptcy and commercial industries. • Holds a degree in Finance from Texas A&M University, a Doctor of Jurisprudence from South Texas College of Law and is licensed before the Texas Supreme Court. • 40+ years of experience operating and managing onshore production in the U.S. and internationally. • Worked for several key companies like Sun Production Company and various technical and managerial roles with Chesapeake Energy. • Holds a BS in Petroleum Engineering from Texas Tech University, is a Professional Engineer, and is a member of the Society of Petroleum Engineers and the American Petroleum Institute. 8

Optimizing Production • What was done? • Predecessor transitioned to a waterflood approach in the Seven Rivers zone in 2020 and increased production to 1,400 BOEPD over a two - year period • Due to lack of cap - ex and attention, the production stabilized and then dropped to 900 BOEPD over the 1 ½ years until EON acquisition • The EON team has been upgrading infrastructure that has been restricting production • Production was stabilized by the EON team and production is starting to tick upwards • What is being done? • EON is continuing to analyze well logs to follow the science to increase production • Re - commencing recompletions and stimulations with expected lower costs than the predecessor • New fracs to tap into the PDNP reserves now that infrastructure upgrades are near completion • What are options for the future? • The Cobb reserve report plan has BOEPD increasing by 2 ½ times by end of 2028 • Horizontal drilling program in the San Andres expected to commence Q1 of 2026 • Infield drilling to reduce the patterns from 40 acre spacing to 20 or 10 acre spacing 9

Reducing Costs • The management and field leadership team are on an on - going basis, reviewing areas to identify where we can: enhance maintaining of the field; reduce lift and cap - ex expenditures; and increase production • Using a scientific and analytical approach is expected to reduce workover cost per well to the $150K range from the original estimates of $250K • Implemented an AI automation state - of - the - art software application to reduce costs with operational efficiencies, and ability to leverage current cost structure as new wells are put into production • Reducing G&A costs in 2025 compared to 2024 by: reduced certain salary related costs which started in January; reduced insurance costs by $500K; professional fees in second half of 2025 expected to be at lower annualized runrate of $2.0 million; and there was approximately $1.6 million of non - cash expense in G&A relating to equity settlement costs relating to the acquisition that will not be repeated in 2025. 10

Responsible use of Capital Spend • The Grayburg - Jackson oil field has 550 existing wells that can be utilized to recover proven reserves without new drilling, and hence significant upfront capital spend can be avoided • The team of petroleum engineers and geologists are studying well responses to best determine the most cost and capital effective process to maximize production • EON plans to have a drilling partner for the horizontal drilling program in the San Andres to share the higher upfront investment costs • The company is recycling water both from our field and from an offset producer to minimize the capital needed to operate the oil field, and to avoid the use of our fresh water well, which is our back - up source 11

Industry and Acquisition Strategy Overview • EON is an independent energy company with an acquisition and value creation strategy focused on building a company in the energy industry in North America that complements the experience of our management team and can benefit from our operational expertise and executive oversight • Our focus is to maximize total shareholder value from a diversified portfolio of long - life oil and natural gas properties built through acquisition and through selective development, production enhancement, and other exploitation efforts on its oil and natural gas properties • Our first acquisition and operational entity was a waterflood property located on the Northwest Shelf of the Permian Basin . We are actively exploring opportunities to expand our presence in the Permian Basin 12

The Property

• The first acquisition was the Grayburg - Jackson oil field which is a waterflood property operated by the EON subsidiary LH Operating, LLC (“LHO”) • The property is located on the Northwest Shelf of the Permian Basin which according to the U.S. Geological Survey contains the largest recoverable reserves among all the unconventional basins in the United States Grayburg - Jackson Oil Field Overview Mex New ico Texas Eddy Co. Lea Co. LH Operating 14

Anadarko, 6,587 , Appalachia, 35,953 , 36% Bakken, 3,392 , 3% Eagle Ford, 7,508 , 7% Haynesville, 16,559 , 17% Niobrara, 5,193 , 5% Permian, 24,745 , 25% Permian Basin – Most Promising Oil Reserves in the U.S. • Contributes 62% of the total oil output of the U.S. • Contribute 25% to the overall gas production in the U.S. • Expected to remain resource - rich for a long period of time, as geologically viable (GV) capacity comes on board to sustain the production levels until ~2040 • According to the United States Geological Survey, the Northwest Shelf of the Permian Basin contains the largest recoverable reserves among all the unconventional basins in the United States Anadarko, 396 , 4% Appalachia, 135 , 2% Bakken, 1,270 , 13% Eagle Ford, 1,154 , 12% Haynesville, 32 , 0% Niobrara, 691 , 7% Permian, 5,976 , 62% Permian Region Dominates Daily Oil Production (Values in thousand bpd) Permian Region Is the Second - largest Gas Producing Region (million cubic feet/ day) 7% Source: U. S. Energy Information Administration. Data as of Nov. 2023. 15

10 100 1,000 10,000 10 100 1,000 10,000 1945 1950 1955 1960 1965 1970 2000 2005 2010 2015 2020 Seven Rivers (7R) – Development History Depositional Setting LH Operating Regional Setting GYBG - JACKSON 120 MMBO Cum MALJAMAR 140 MMBO Cum VACUUM 631 MMBO Cum LH Operating Gross Oil (BOPD) Gross Well Count Development began in 1940’s (Seven Rivers - Queen - Grayburg - San Andres production) 1960’s drilling program and waterflood LH Operating Gross Historical Production (All Horizons) 1980’s – 1990’s drilling program 34 MMBO Cum. Src: ENVERUS production data for current LH Operating wells 1975 1980 1985 1990 1995 Most Recent Drilling Activity 5 wells in 2014 LH 7R WF initiated late 2019 with initial production response in early 2020 LH Acquisition from Linn 2018 35 16

Seven Rivers (7R) Waterflood Development 7R Waterflood Development Pilot Response Starts Early 2020 Current 7R Waterflood Response • LH Operating’s 7R WF work began late 2019 in the H E West B 4 - pattern pilot with initial production response in February 2020 • 95 patterns have been brought online as of mid - 2022 (includes pilot) • 7R gross oil production from these 95 patterns has sustained ~1,000 BOPD • 95 pattern 7R OOIP = 30 MMBO Remaining 7R Waterflood Development • Additional 158 waterflood patterns planned (PDNP + PUD) • Full waterflood development requires approximately 214 workovers, 56 CTI’s, 55 re - entries of plugged wells, 24 new - drill producers, and 39 new - drill injectors • 158 pattern 7R OOIP = 50 MMBO 7R PDP Response (95 Patterns) – Gross Oil (BOPD) 10,000 1 10 100 1,000 02/2020 04/2020 06/2020 08/2020 10/2020 12/2020 02/2021 04/2021 06/2021 08/2021 10/2021 12/2021 02/2022 04/2022 06/2022 08/2022 4 - Pattern Pilot Response Starts 95 PDP Patterns Online ~1,000 BOPD Production shown does not include Legacy production 7R Pattern Count Gross 7R BOPD 36 17

Stratigraphy & Seven Rivers Type Log

Stratigraphy of the NW Shelf of the Permian Basin

Period	Epoch	Formation		Approx. Regional Thickness (ft)
Permian	Ochoan	Dewey Lake		200-400
		Rustler		100
		Salado		1,000
	Guadalupian	Tansil		200
		Yates		200
		Seven Rivers		500
		Queen		200-500
		Grayburg		300
		San Andres		1,500
	Leonardian	Glorieta		100
		Yeso	Paddock	1,500
			Blinebry	
			Tubb	
			Drinkard	
		Abo		1,000
	Wolfcampian	Wolfcamp		0-1,500

Src: Modified from Pranter (1999)

Regulatory Production Pool: 7R-Q-GB-SA

Seven Rivers Type Log: State AZ 606



B1
B2
B3
B4
B5
B6
C
2100
POROSITY CUTOFF

Source: Linn Energy

Historical Production by Zone

- Historical production has been from the Seven Rivers, Queen, Grayburg, and San Andres (7R-Q-GB-SA) in descending depth order
- The producing reservoirs range in depth from 1,500' to 4,000' across the LH Operating leasehold

7R Three Main Producing Intervals

- R B1/B2/B3: Thin, discontinuous, low porosity in most areas
- 7R B4/B5/B6: Main producing interval and waterflood target
- 7R C: Thin, discontinuous, low porosity in most areas

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Waterflood Operations – Creating a Steady Revenue Stream • The waterflood process uses the injection of water into an oil - bearing reservoir for pressure maintenance to stimulate oil flow through the rock to the producing well for oil and gas recovery • A waterflood property has long - lasting, low decline oil production. This creates a long - term steady revenue stream, which is a strong base to generate sustainable cash flow and earnings. Illustration of Water Flooding Technique Source: International Journal of Oil and Gas and Coal Technology Steady Revenue Stream and Low - risk Oil Recovery Waterflooding Method Increases Economic Value of the Property Steady Revenue Stream and Low - risk Oil Recovery Waterflooding Method Increases Economic Value of the Property 19

• ~13,700 gross acres • 23 Leases (20 BLM and 3 State leases) • 100% WI with 74% average NRI • 100% Operated and 100% HBP • Original Oil in Place is 876,159,746 barrels of oil • Title opinion coverage on 97% of PDP PV10 value BLM and NM State Leases Title Opinion Coverage BLM Leases NM State Leases LH Leases with Title Opinion LH Leasehold <75% NRI 75% - 79% NRI 85% - 87.5% NRI 80% - 84% NRI Net Revenue Interest by Lease LH Operating Leases Land and Ownership Overview 20

The Oil Field • The oil field has several large reservoir structures. The EON intervals range from as shallow as 1,500 feet deep to 4,000 feet deep • The EON field has attainable proven reserves of approximately 20 million gross barrels of crude oil and 5 billion cubic feet of natural gas • Original Oil in Place (OOIP) is mapped at 956,000,000 barrels of oil in EON intervals • Wells and reserves • 85% crude oil and 15% natural gas • 550 producing wells and 95 active patterns • Producing wells tap 40% of the reserves • Rest of reserves are proven Approx. Regional Thickness (ft) Formation Epoch Period 200 - 400 Dewey Lake Ochoan Permian 100 Rustler 1,000 Salado 200 Tansil Guadalupian 200 Yates 500 Seven Rivers 200 - 500 Queen 300 Grayburg 1,500 San Andres 100 Glorieta Leonardian 1,500 Paddock Yeso Blinebry Tubb Drinkard 1,000 Abo 0 - 1,500 Wolfcamp Wolfcampian 21

Financials

Income Statement Summary • Revenue impacts from production, prices and derivatives are described on another slide • G&A reductions and other impacts are described on another slide • Lease operating expenses dropped to $683K per month from the $700K runrate for most of 2024 • Interest dropped $165K for the quarter due to Note conversions 23 Q1 - 25 Q4 - 24 Q3 - 24 Q2 - 24 Q1 - 24 4,564,597 3,710,680 7,364,346 5,060,795 3,283,099 Revenues 2,751,382 3,434,571 3,144,277 3,066,234 3,236,877 Operations expenses 2,084,544 3,512,347 2,235,263 2,323,662 2,309,824 General and administrative (271,329) (3,236,238) 1,984,806 (329,101) (2,263,601) Operating income (2,251,286) (2,738,105) (1,680,803) (656,469) (3,631,178) Other income (expense) (2,522,615) (5,974,343) 304,003 (985,570) (5,894,779) Net income before taxes 770,385 1,065,428 855,925 347,775 1,201,279 Tax benefits (1,752,230) (4,908,915) 1,159,928 (637,796) (4,693,500) Net income

Revenues – Hedging Program Mitigates Oil Price Drop • Oil revenues were impacted by: • Production remains stable • Average oil sold price per barrel fluctuations drove the revenue changes by quarter • Hedging is at a responsible level with 70% hedged $70.00 or higher for all 2025 • Derivatives impact minimal as oil prices averaged $70.00 for the quarter • Gas revenues up based on higher market price for gas Q1 - 25 Q4 - 24 Q3 - 24 Q2 - 24 Q1 - 24 62,702 62,140 62,949 61,259 64,339 Net barrels of oil 70.06 67.05 83.80 79.76 77.27 Average oil price 4,392,605 4,166,335 5,275,254 4,885,959 4,971,150 Oil 139,532 86,816 89,978 128,084 178,608 Gas 117,532 127,839 98,452 130,230 130,588 Other (54,435) 23,556 (107,970) (261,447) (60,065) Hedges: Cash 4,595,234 4,404,546 5,355,714 4,882,826 5,220,282 Cash based revenues (30,636) (693,866) 2,008,631 177,969 (1,937,183) Hedges: Non - cash 4,564,597 3,710,680 7,364,346 5,060,795 3,283,099 Total revenues 24

General and Administrative ("G&A") Cost Summary

	Q1-24	Q2-24	Q3-24	Q4-24	Q1-25
Salaries and fees and related expenses	502,749	593,110	616,402	538,394	309,766
Salaries and fees - equity based	125,680	130,720	172,495	250,608	144,163
Salaries and director fees	628,429	723,830	788,897	789,001	453,930
Professional fees from legal and audit	412,118	646,381	722,136	987,219	581,355
Consulting and other services	184,397	173,927	189,135	187,997	236,305
Insurance costs	407,323	319,559	319,872	356,115	282,747
Equity based costs	573,568	360,000	154,500	1,025,355	271,050
Miscellaneous					130,000
Other costs	103,988	99,964	60,724	166,660	129,158
	2,309,824	2,323,662	2,235,263	3,512,347	2,084,544

- Salaries and fees decreased in Q1 by $225K, or approximately $1.0 million for 2025
- Equity based costs included a consulting fee of $226K and $45K of payables payments
- Q1 professional fees for legal, audit and consulting services primarily reflect year end reporting and closing efforts, and certain costs stemming from various trailing legal matters.
- Insurance costs are down $75K in Q1 due to lower rates for 2025

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EON

Debt Structure as of March 31, 2025 • Reserve Based Loan (“RBL”) : First International Bank & Trust (“FIBT”) provided at $28 million RBL at acquisition closing. • The debt has a five - year amortization schedule with maturity in three years, and an interest rate of 15 percent. • The balance was $22.5 million. • Seller Note : There is a $15 million note issued to the Seller at closing • Private Loans & Notes : There are $4.4 million of private loans & notes 26

Equity Structure as of March 31, 2025 • Common stock : There were 17 million shares outstanding. • Preferred stock : There are no preferred stock shares issued on the 1.0 million shares authorized, and there are no designated classes of preferred stock. • There are $15 million of preferred units at a subsidiary level that are included in the minority interest component of shareholder equity. The preferred units automatically convert to common stock at the end of two years based on a formula. There is no cash obligation to the Company • Warrants : There were 14.3 million warrants outstanding that are convertible to 11.0 million Class A shares 27

Final Words

Investment Highlights Plentiful Asset: 956 million barrels of OOIP – expect to triple proven reserves in next 3 - 4 years Increasing Production: Production expected to increase by 1,000 bbl/day in next 24 months Operation Excellence: Strategy to reduce lifting costs Capital Efficient: Oil Rich + Waterflooding Extraction + Existing Wells = Lower Cap - ex Lower Risk: Responsible hedging, shallower drilling, best - in - class team and partner network Value: Early phases of field development creates an optimal entry point for new investors 29

Thank you for your interest in EON